EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2004, relating to the financial statements of Distinctive Devices, Inc., which appears in Distinctive Devices, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                         /s/ Goldstein Lewin & Co.

Boca Raton, Florida
June 15, 2004